Exhibit 99.1

   JAMES RIVER GROUP REPORTS FIRST QUARTER 2006 NET INCOME OF $6.8 MILLION OR
                             $0.43 PER DILUTED SHARE

     Gross Written Premiums Increase 45.0% Over the First Quarter of 2005

     CHAPEL HILL, N.C., May 3 /PRNewswire-FirstCall/ -- James River Group, Inc. (Nasdaq: JRVR) today announced financial results for the quarter ended March 31, 2006. Highlights for the first quarter include:

     - Net income for the first quarter of 2006 of $6.8 million compared to net income of $4.6 million for the first quarter of 2005;
     -    Overall combined ratio of 85.8%;
     - 45.0% growth in gross written premiums to $68.2 million from $47.0 million in the first quarter of 2005;
     - Annualized return on stockholders' equity of 15.3%; and - Favorable development on prior years' reserves of $986,000 after tax.

     Earnings per diluted share for the first quarter of 2006 were $0.43 compared to earnings per diluted share of $0.46 for the first quarter of 2005. Net income for the first quarter of 2006 included $145,000 of after-tax costs associated with the expensing of stock options in accordance with FASB Statement 123(R) which the Company adopted on January 1, 2006. Weighted- average diluted shares outstanding for the first quarter of 2006 were 15,894,193 compared to 10,113,230 in the first quarter of 2005. Weighted- average diluted shares outstanding for the first quarter of 2006 exceeded the weighted-average diluted shares outstanding for the first quarter of 2005 principally as a result of shares issued in the Company's initial public offering in August 2005.

     For the first quarter, the Excess and Surplus Insurance segment wrote $57.8 million in gross written premiums reflecting a 38.3% increase over the $41.8 million in gross written premiums written in the first quarter of 2005. The Excess and Surplus Insurance segment's combined ratio was 79.5% for the first quarter of 2006.

     The Workers' Compensation Insurance segment wrote $10.4 million in gross written premiums in the first quarter of 2006 compared to $5.3 million in the first quarter of 2005, an increase of 98.0%. The Workers' Compensation Insurance segment's combined ratio was 107.6% for the quarter. The underwriting loss in the Workers' Compensation Insurance segment was driven by uncharacteristically high loss activity in the quarter and significantly increased costs from the Company's allocation of the involuntary state workers' compensation pool's operating results.

     J. Adam Abram, President and Chief Executive Officer, said, "Our premium growth remains strong and pricing across our business remains attractive. We believe we have significant opportunities for profitable growth. We continue to make progress in settling our losses from the 2005 hurricanes and saw little change in our estimated cost of those events during the first quarter. We have also significantly reduced our property exposure going into the 2006 hurricane season. For 2006, we continue to anticipate achieving an annual return on average equity of at least 15% and writing at a combined ratio of between 80% and 90%. We also expect growth in gross written premiums of between 20% and 30% for 2006."

     Abram added, "We are disappointed to report an underwriting loss in our Workers' Compensation Insurance segment for the quarter. Nonetheless, we expect that our Workers' Compensation Insurance segment will earn an underwriting profit for the year."

     James River Group will hold a conference call to discuss this press release tomorrow, May 4, 2006, at 9:00 a.m. Eastern time. Investors may access the conference call through the Internet by going to http://www.james-river-group.com and clicking on the Investor Relations link, or by going to http://www.earnings.com. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly after the call and through the end of business on May 11, 2006, at (617) 801-6888 (passcode: 42183175) and at the websites referenced above.

     Certain matters discussed in this release are forward-looking statements, including but not limited to the Company's belief as to the adequacy of its reserves, opportunities for profitable growth, exposure to future hurricane related losses, and its expectations of its operating results for 2006. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company's outlook, the accuracy of its assumptions underlying its catastrophe model, actual losses incurred by policyholders in hurricanes that have occurred and that will occur and other risks described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended December 31, 2005. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

     James River Group, Inc. is an insurance holding company that owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina.

                    James River Group, Inc. and Subsidiaries
                   Summarized Consolidated Balance Sheet Data
                                   (Unaudited)

                                                  March 31,       December 31,
                                                    2006              2005
                                               --------------    --------------
                                                 (dollars in thousands, except
                                                         share data)
Assets
Investments:
 Fixed maturity securities
  available-for-sale, at fair value            $      383,941    $      339,512
Total investments                                     383,941           339,512
Cash and cash equivalents                              48,961            41,029
Accrued investment income                               4,063             3,988
Premiums receivable and agents' balances               27,245            32,521
Reinsurance recoverable on unpaid losses              106,031           110,514
Reinsurance recoverable on paid losses                  5,421            11,544
Deferred policy acquisition costs                      15,318            13,899
Other assets                                           45,964            44,037
Total assets                                   $      636,944    $      597,044

Liabilities and stockholders' equity
Reserve for losses and loss adjustment
 expenses                                      $      249,358    $      226,493
Unearned premiums                                     121,176           115,765
Senior debt                                            15,000            15,000
Junior subordinated debt                               22,681            22,681
Funds held                                             19,248            21,992
Other liabilities                                      28,937            18,958
Total liabilities                                     456,400           420,889
Total stockholders' equity                            180,544           176,155
Total liabilities and stockholders'
 equity                                        $      636,944    $      597,044

Debt to total capitalization ratio                       17.3%             17.6%
Book value per share including
 accumulated other comprehensive loss          $        11.97    $        11.69
Book value per share excluding
 accumulated other comprehensive loss          $        12.38    $        11.91

Common shares outstanding                          15,087,308        15,070,053

                    James River Group, Inc. and Subsidiaries
                  Summarized Consolidated Income Statement Data
                                   (Unaudited)

                                                      Three Months Ended
                                                           March 31,
                                               --------------------------------
                                                    2006               2005
                                               --------------    --------------
                                                 (dollars in thousands, except
                                                         share data)
Revenues
Gross written premiums                         $       68,165    $       47,020
Net written premiums                           $       53,688    $       30,990

Net earned premiums                            $       48,089    $       24,832
Net investment income                                   3,993             1,745
Realized investment losses                                (35)              (25)
Other income                                               42                45
Total revenues                                         52,089            26,597

Expenses
Losses and loss adjustment expenses                    29,217            13,394
Other operating expenses                               12,025             5,693
Interest expense                                          777               588
Total expenses                                         42,019            19,675
Income before taxes                                    10,070             6,922
Federal income tax expense                              3,241             2,316
Net income                                     $        6,829    $        4,606

Earnings per share:
 Basic                                         $         0.45    $   342,485.20
 Diluted                                       $         0.43    $         0.46

Weighted-average common shares outstanding:
 Basic                                             15,075,771                10
 Diluted                                           15,894,193        10,113,230

Ratios:
 Loss ratio                                              60.8%             53.9%
 Expense ratio                                           25.0%             22.9%
 Combined ratio                                          85.8%             76.9%

Annualized return on average
 stockholders' equity                                    15.3%             22.5%

                    James River Group, Inc. and Subsidiaries
                                 Segment Results

Excess and Surplus Insurance

                                                      Three Months Ended
                                                           March 31,
                                               --------------------------------
                                                    2006              2005
                                               --------------    --------------
                                                    (dollars in thousands)
Gross written premiums                         $       57,768    $       41,769
Net written premiums                           $       44,576    $       26,902

Net earned premiums                            $       39,584    $       20,832
Losses and loss adjustment expenses                    22,367            11,317
Underwriting expenses                                   9,086             3,873
 Underwriting profit(1)                        $        8,131    $        5,642

Ratios:
 Loss ratio                                              56.5%             54.3%
 Expense ratio                                           23.0%             18.6%
 Combined ratio                                          79.5%             72.9%

(1)  See "Reconciliation of Non-GAAP Measures" on tables below.

     Within the Excess and Surplus Insurance segment, results by major line of business are as follows:

                                                     Three Months Ended
                                                          March 31,
                                               -------------------------------
                                                    2006              2005
                                               --------------    -------------
                                                    (dollars in thousands)
Casualty Lines
Net earned premiums                            $       37,702    $      19,675
Losses and loss adjustment expenses            $       21,309    $      12,390
Loss ratio                                               56.5%            63.0%

Property Lines
Net earned premiums                            $        1,882    $       1,157
Losses and loss adjustment expenses            $        1,058    $      (1,073)
Loss ratio                                               56.2%           (92.7)%

Workers' Compensation Insurance

                                                      Three Months Ended
                                                           March 31,
                                               --------------------------------
                                                    2006              2005
                                               --------------    --------------
                                                    (dollars in thousands)
Gross written premiums                         $       10,397    $        5,251
Net written premiums                           $        9,112    $        4,088

Net earned premiums                            $        8,505             4,000
Losses and loss adjustment expenses                     6,850             2,077
Underwriting expenses                                   2,298             1,422
Underwriting (loss) profit(1)                  $         (643)   $          501

Ratios:
 Loss ratio                                              80.5%             51.9%
 Expense ratio                                           27.0%             35.6%
 Combined ratio                                         107.6%             87.5%

(1)  See "Reconciliation of Non-GAAP Measures" on tables below.

     Reconciliation of Non-GAAP Measures

     The following table reconciles the underwriting profit (loss) of the insurance segments by individual segment to consolidated income before taxes. Our definition of underwriting profit (loss) may not be comparable to the definition of underwriting profit (loss) for other companies. We evaluate the performance of our insurance segments and allocate resources based primarily on underwriting profit (loss) of insurance segments. We believe that this is a useful measure for investors in evaluating the performance of our insurance segments because our objective is to consistently earn underwriting profits.

                                                      Three Months Ended
                                                           March 31,
                                               --------------------------------
                                                    2006              2005
                                               --------------    --------------
                                                      (in thousands)
Underwriting profit (loss) of the
 insurance segments:
 Excess and Surplus Insurance segment          $        8,131    $        5,642
 Workers' Compensation Insurance segment                 (643)              501
Total underwriting profit of insurance
 segments                                               7,488             6,143
Net investment income                                   3,993             1,745
Realized investment losses                                (35)              (25)
Other income                                               42                45
Other operating expenses of the Corporate
 and Other segment                                       (641)             (398)
Interest expense                                         (777)             (588)
Consolidated income before taxes               $       10,070    $        6,922

SOURCE  James River Group, Inc.
     -0-                             05/03/2006
     /CONTACT: Michael Oakes, Chief Financial Officer of James River Group, Inc., +1-919-883-4171/
     /Web site: http://www.james-river-group.com/
     (JRVR)